Exhibit 21.1
Forestar Real Estate Group Inc.
Subsidiary Schedule

		Incorporated
Subsidiary Name	Ownership	Jurisdiction

Forestar (USA) Real Estate Group Inc.	100.000%	Delaware
242, LLC	50.000%	Texas
4S/RPG Land Company, L.P.	55.000%	Texas
Arrowhead Ranch Utility Company LLC	100.000%	Texas
Azalea/Lantana, L.P.	55.000%	Texas
Bandera/Lantana, L.P.	55.000%	Texas
Bellaire/Lantana, L.P.	55.000%	Texas
Brazos/Lantana, L.P.	55.000%	Texas
Blackberry Island, LP	75.000%	Texas
CL Realty, L.L.C.	50.000%	Delaware
CL/RPG Land Company, L.P.	55.000%	Texas
Carlisle/Lantana II, L.P.	55.000%	Texas
Chandler Road Properties, L.P.	50.000%	Texas
Dalmac-Shelton Fannin Farms, LTD	50.000%	Texas
Dakota/Lantana, L.P.	55.000%	Texas
Double Horn Water Supply Corporation, Inc.	100.000%	Texas
Double Horn Creek, LTD.	50.000%	Texas
FirstLand Investment Corporation	100.000%	Texas
Forestar/Fortuna Land Company, LLC	60.000%	Delaware
Forestar/RPG Land Company LLC	75.000%	Texas
Forestar Minerals LLC	100.000%	Delaware
GBF/LIC 288, Ltd.	75.000%	Texas
Gulf Coast-Stonehill, LLC	80.000%	Delaware
HM Dominion Ridge, Ltd.	50.000%	Texas
HM Pfluger, LTD	50.000%	Texas
Harbor Lakes Golf Club LLC	100.000%	Delaware
Harbor Lakes Golf Club LP	100.000%	Delaware
Ironstob, LLC	57.900%	Georgia
Isabel/Lantana, L.P.	55.000%	Texas
Johnstown Farms, LLC	100.000%	Delaware
Keller 107, Ltd.	52.000%	Texas
LIC Ventures, Inc.	100.000%	Delaware
Hickory Hill Development, L.P.	50.000%	Texas
Magnolia/Lantana III, L.P.	55.000%	Texas
Magnolia/Lantana IV, L.P.	55.000%	Texas
Meridian/Lantana II, L.P.	55.000%	Texas
Olympia Joint Venture	50.000%	Texas
Preserve at Mustang Island LLC, (The)	75.000%	Texas
Presidio at Judge’s Hill, LP	60.000%	Texas
Sabine Real Estate Company	100.000%	Delaware
San Janinto I LLC	100.000%	Texas
Stoney Creek Properties LLC	100.000%	Delaware
Wimberly/Lantana L.P.	55.000%	Texas
Forestar Realty Inc.	100.000%	Delaware
TEMCO Associates, LLC	50.000%	Georgia
Forestar Hotel Holding Company Inc.	100.000%	Nevada
Capitol of Texas Insurance Group Inc.	100.000%	Delaware
Top of Westgate, Inc.	100.000%	Texas
CCA Hospitality, Inc.	100.000%	Texas
Timber Creek Properties LLC	88.0000%	Delaware